As filed with the Securities and Exchange Commission on August 8, 2003

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM 10

                        GENERAL FORM FOR REGISTRATION OF
                 SECURITIES Pursuant to Section 12(b) or (g) of
                       the Securities Exchange Act of 1934


                                  Kronos, Inc.
             (Exact name of registrant as specified in its charter)

                     Delaware
          (State or other jurisdiction of                76-0294959
           incorporation or organization) (I.R.S. Employer Identification No.)

                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697
                                 (972) 233-1700
    (Address, including zip code, and telephone number, including area code, of principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered     Name of Each Exchange on Which Each
Common Stock, par value $.01 per share           Class is to be Registered
                                                  New York Stock Exchange

-------------------------------------------------------------------------------
     Securities to be registered pursuant to Section 12(g) of the Act: None


                        Copies of Communications Sent To:

                               Don M. Glendenning
                                 Toni Weinstein
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                               Dallas, Texas 75201
                            Telephone: (214) 740-8000
                            Facsimile: (214) 740-8800


     EXPLANATORY NOTE: THIS REGISTRATION STATEMENT HAS BEEN PREPARED ON A PROSPECTIVE BASIS ON THE ASSUMPTION THAT, AMONG OTHER THINGS, THE DISTRIBUTION (AS DESCRIBED IN THE INFORMATION STATEMENT WHICH IS A PART OF THIS REGISTRATION STATEMENT) AND THE RELATED TRANSACTIONS CONTEMPLATED TO OCCUR PRIOR TO OR CONTEMPORANEOUSLY WITH THE DISTRIBUTION WILL BE CONSUMMATED AS CONTEMPLATED BY THE INFORMATION STATEMENT. THERE CAN BE NO ASSURANCE, HOWEVER, THAT ANY OR ALL OF SUCH TRANSACTIONS WILL OCCUR OR WILL OCCUR AS SO CONTEMPLATED. ANY SIGNIFICANT MODIFICATIONS OR VARIATIONS IN THE TRANSACTIONS CONTEMPLATED WILL BE REFLECTED IN AN AMENDMENT OR SUPPLEMENT TO THIS REGISTRATION STATEMENT.

                                  KRONOS, INC.

I. INFORMATION INCLUDED IN INFORMATION  STATEMENT AND INCORPORATED IN FORM 10 BY
REFERENCE

                          CROSS-REFERENCE SHEET BETWEEN
                   INFORMATION STATEMENT AND ITEMS OF FORM 10

Item No.        Item Caption                Location in Information Statement

Item 1.         Business                "Summary"  (p. 1), "Risk  Factors" (p. 8),  "Relationships  Among NL, Kronos and
                                        Their Affiliates After the Distribution" (p. 23),  "Management's  Discussion and
                                        Analysis of Financial  Condition and Results of Operations" (p. 29),  "Business"
                                        (p. 47)

Item 2.         Financial Information   "Selected  Financial  Data" (p. 27),  "Management's  Discussion  and Analysis of
                                        Financial Condition and Results of Operations" (p. 29)

Item 3.         Properties              "Business-Properties" (p. 52)

Item 4.         Security Ownership of   "Principal Stockholders" (p. 59)
                Certain Beneficial
                Owners and Management

Item 5.         Directors and           "Management" (p. 53)
                Executive Officers

Item 6.         Executive Compensation  "Management" (p. 53)

Item 7.         Certain Relationships   "Relationships Among NL, Kronos and Their Affiliates After the Distribution" (p.
                                        23),  "Certain  Relationships and Related  Transactions" (p. 63),  "Consolidated
                                        Financial Statements" (p. FB-1)

Item 8.         Legal Proceedings       "Business-Legal Proceedings" (p. 52)

Item 9.         Market Price and        "Summary" (p. 1), "Risk Factors," (p. 8), "The  Distribution" (p. 16), "Dividend
                Dividends on the        Policy" (p. 26), "Description of Capital Stock" (p. 65)
                Registrant's Common
                Equity and Related
                Stockholders Matters

Item 11.        Description of          "Description of Capital Stock" (p. 65)
                Registrant's Securities
                to be Registered

Item 12.        Indemnification of      "Description of Capital  Stock--Liability  and  Indemnification of Directors and
                Directors and Officer   Officers" (p. 67)

Item 13.        Financial Statements    "Unaudited Pro Forma  Condensed  Consolidated  Financial  Statements" (p. FA-1);
                and Supplementary Data  "Consolidated Financial Statements" (p. FB-1)

Item 15.        Financial Statements    "Unaudited Pro Forma  Condensed  Consolidated  Financial  Statements" (p. FA-1);
                and Exhibits            "Consolidated Financial Statements" (p. FB-1)


II.      INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10. Recent Sales of Unregistered Securities

         None.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         None.

Item 15. Financial Statements and Exhibits

         (a) Financial Statement Schedules:
                  Schedule I - Condensed Financial Information of the Registrant
                  Schedule II - Valuation and Qualifying Accounts

(b) Exhibits:

Exhibit Number
-------------------------------------------------------------------------------
                Description

2.1*      Form of Distribution Agreement between NL Industries, Inc. and Kronos,
          Inc.
3.1*      Amended and Restated Certificate of Incorporation of Kronos, Inc.
3.2*      Amended and Restated Bylaws of Kronos, Inc.
4.1*      Form of Common Stock Certificate of Kronos, Inc.
4.2 Indenture governing the 8.875% Senior Secured Notes due 2009, dated as of June 28, 2002, between Kronos International, Inc. and The Bank of New York, as trustee - incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002
4.3 Form of certificate of 8.875% Senior Secured Note due 2009 (included as Exhibit A to Exhibit 4.2) - incorporated by reference to Exhibit
          4.2 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
4.4 Form of certificate of 8.875% Senior Secured Note due 2009 (included as Exhibit B to Exhibit 4.2) - incorporated by reference to Exhibit
          4.3 to Kronos International Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
4.5 Purchase Agreement, dated as of June 19, 2002, among Kronos International, Inc., Deutsche Bank AG London, Dresdner Bank AG, London Branch, and Commerzbank Aktiengesellschaft, London Branch - incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.6 Registration Rights Agreement, dated as of June 28, 2002, among Kronos International, Inc., Deutsche Bank AG London, Dresdner Bank AG, London Branch, and Commerzbank Aktiengesellschaft, London Branch - incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.7 Collateral Agency Agreement, dated as of June 28, 2002, among The Bank of New York, U.S. Bank, N.A. and Kronos International, Inc. (filed herewith only with respect to Sections 2, 5, 6 and 8 thereof) - incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.8 Security Over Shares Agreement (shares of Kronos Limited), dated June 28, 2002, between Kronos International, Inc. and The Bank of New York, U.S., as trustee - incorporated by reference to Exhibit 4.7 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.9 Pledge of Shares (shares of Kronos Denmark ApS), dated June 28, 2002, between Kronos International, Inc. and U.S. Bank, N.A., as collateral agent - incorporated by reference to Exhibit 4.8 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.10 Pledge Agreement (pledge of shares of Societe Industrielle du Titane, S.A.), dated June 28, 2002, between Kronos International, Inc. and U.S. Bank, N.A., as collateral agent - incorporated by reference to
          Exhibit 4.9 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.11      Partnership   Interest  Pledge  Agreement  (pledge  of  fixed  capital
          contribution in Kronos Titan GmbH & Co. OHG), dated June 28, 2002, between Kronos International, Inc. and U.S. Bank, N.A., as collateral agent - incorporated by reference to Exhibit 4.10 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
10.1**    Form of Tax Agreement between Valhi, Inc. and Kronos, Inc.
10.2* Form of Intercorporate Services Agreement between NL Industries, Inc. and Kronos, Inc., as amended.
10.3*     Form  of  Promissory  Note  made  by  Kronos,  Inc.  in  favor  of  NL
          Industries, Inc.
10.4*     Kronos, Inc. Long-Term Incentive Plan
10.5 (euro)80,000,000 Facility Agreement, dated June 25, 2002, among Kronos Titan GmbH & Co. OHG, Kronos Europe S.A./N.V., Kronos Titan A/S and Titania A/S, as borrowers, Kronos Titan GmbH & Co. OHG, Kronos Europe S.A./N.V. and Kronos Norge AS, as guarantors, Kronos Denmark ApS, as security provider, Deutsche Bank AG, as mandated lead arranger, Deutsche Bank Luxembourg S.A., as agent and security agent, and KBC Bank NV, as fronting bank, and the financial institutions listed in
          Schedule 1 thereto,  as lenders - incorporated by reference to Exhibit
          10.1 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
10.6 Lease Contract, dated June 21, 1952, between Farbenfabrieken Bayer Aktiengesellschaft and Titangesellschaft mit beschrankter Haftung (German language version and English translation thereof) - incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of NL Industries, Inc. for the year ended December 31, 1985.
10.7 Contract on Supplies and Services, dated as of June 30, 1995, among Bayer AG, Kronos Titan-GmbH & Co. OHG and Kronos International, Inc. (English translation from German language document) - incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended September 30, 1995.
10.8 Master Technology Exchange Agreement, dated as of October 18, 1993, among Kronos, Inc., Kronos Louisiana, Inc., Kronos International, Inc., Tioxide Group Limited and Tioxide Group Services Limited - incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended September 30, 1993.
10.9 Services Agreement, dated as of January 1, 1995, amended as of April 1, 2002, among NL Industries, Inc., Kronos (US), Inc. and Kronos International, Inc. - incorporated by reference to Exhibit 10.6 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
10.10 Form of Kronos Cost Sharing Agreement, effective as of January 1, 2002, among Kronos International, Inc., Kronos Europe S.A./N.V., Kronos (US), Inc., NL Industries, Inc., Kronos Titan GmbH & Co. OHG, Societe Industrielle du Titane, S.A., Kronos Titan A/S, Titania A/S, Kronos Limited, Kronos Canada, Inc., Kronos Denmark ApS and Kronos Louisiana Inc. - incorporated by reference to Exhibit 10.8 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
10.11 Form of Assignment and Assumption Agreement, dated as of January 1, 1999, between Kronos (US), Inc. and Kronos International, Inc. - incorporated by reference to Exhibit 10.9 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
10.12 Form of Cross License Agreement, effective as of January 1, 1999, between Kronos Inc. (formerly known as Kronos (USA), Inc.) and Kronos International, Inc. - incorporated by reference to Exhibit 10.10 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
10.13*** Richards Bay Slag Sales Agreement, dated May 1, 1995, between Richards Bay Iron and Titanium (Proprietary) Limited and Kronos, Inc. - incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K for NL Industries, Inc. for the year ended December 31, 1995.
10.14*** Amendment to Richards Bay Slag Sales Agreement, dated May 1, 1999, between Richards Bay Iron and Titanium (Proprietary) Limited and Kronos, Inc. - incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K for NL Industries, Inc. for the year ended December 31, 1999.
10.15*** Amendment to Richards Bay Slag Sales Agreement, dated June 1, 2001, between Richards Bay Iron and Titanium (Proprietary) Limited and Kronos, Inc. - incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K for NL Industries, Inc. for the year ended December 31, 2001.

10.16*** Amendment to Richards Bay Slag Sales Agreement dated December 20, 2002 between Richards Bay Iron and Titanium (Proprietary) Limited and Kronos, Inc. - incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K for NL Industries, Inc. for the year ended December 31, 2002.
10.17***  Agreement  between   Sachtleben  Chemie  GmbH  and  Kronos  Titan-GmbH
          effective  December  30, 1986 -  incorporated  by reference to Exhibit
          10.1 of Kronos International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.18 Supplementary Agreement to the Agreement of December 30, 1986 between Sachtleben Chemie GmbH and Kronos Titan-GmbH dated May 3, 1996 - incorporated by reference to Exhibit 10.2 of Kronos International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.19 Second Supplementary Agreement to the Contract dated December 30, 1986 between Sachtleben Chemie GmbH and Kronos Titan-GmbH dated January 8, 2002 - incorporated by reference to Exhibit 10.3 of Kronos International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.20 Formation Agreement dated as of October 18, 1993 among Tioxide Americas Inc., Kronos Louisiana, Inc. and Louisiana Pigment Company, L.P. - incorporated by reference to Exhibit 10.2 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.21 Joint Venture Agreement dated as of October 18, 1993 between Tioxide Americas Inc. and Kronos Louisiana, Inc. - incorporated by reference to Exhibit 10.3 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.22 Kronos Offtake Agreement dated as of October 18, 1993 between Kronos Louisiana, Inc. and Louisiana Pigment Company, L.P. - incorporated by reference to Exhibit 10.4 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.23 Amendment No. 1 to Kronos Offtake Agreement dated as of December 20, 1995 between Kronos Louisiana, Inc. and Louisiana Pigment Company, L.P. ? incorporated by reference to Exhibit 10.22 to NL Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.
10.24 Tioxide Americas Offtake Agreement dated as of October 18, 1993 between Tioxide Americas Inc. and Louisiana Pigment Company, L.P. - incorporated by reference to Exhibit 10.5 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.25 Amendment No. 1 to Tioxide Americas Offtake Agreement dated as of December 20, 1995 between Tioxide Americas Inc. and Louisiana Pigment Company, L.P. - incorporated by reference to Exhibit 10.24 to NL Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.
10.26 TCI/KCI Output Purchase Agreement dated as of October 18, 1993 between Tioxide Canada Inc. and Kronos Canada, Inc. - incorporated by reference to Exhibit 10.6 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.27 TAI/KLA Output Purchase Agreement dated as of October 18, 1993 between Tioxide Americas Inc. and Kronos Louisiana, Inc. - incorporated by reference to Exhibit 10.7 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.28 Master Technology Exchange Agreement dated as of October 18, 1993 among Kronos, Inc., Kronos Louisiana, Inc., Kronos International, Inc., Tioxide Group Limited and Tioxide Group Services Limited - incorporated by reference to Exhibit 10.8 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.29 Parents' Undertaking dated as of October 18, 1993 between ICI American Holdings Inc. and Kronos, Inc. - incorporated by reference to Exhibit
          10.9 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.30 Allocation Agreement dated as of October 18, 1993 between Tioxide Americas Inc., ICI American Holdings, Inc., Kronos, Inc. and Kronos Louisiana, Inc. - incorporated by reference to Exhibit 10.10 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.31 Purchase Agreement dated January 4, 2002 by and among Kronos, Inc. as the Purchaser, and Big Bend Holdings LLC and Contran Insurance Holdings, Inc., as Sellers regarding the sale and purchase of EWI RE, Inc. and EWI RE, Ltd. - incorporated by reference to Exhibit 10.40 to the NL Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

21.1**    Subsidiaries.

99.1**    Preliminary Information Statement dated August 8, 2003.


------------
*    To be filed by amendment.
**   Filed herewith.
*** Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  KRONOS, INC.

                                 By: /s/ Robert D. Graham
                                     --------------------
                                     Robert D. Graham
                                     Vice President, General Counsel & Secretary

Dated:  August 8, 2003

                         REPORT OF INDEPENDENT AUDITORS
                        ON FINANCIAL STATEMENT SCHEDULES


To the Board of Directors of Kronos, Inc.:

     Our audits of the consolidated financial statements referred to in our report dated July 28, 2003 appearing on page FB-2 in this Form 10 of Kronos, Inc. also included an audit of the financial statement schedules listed in Item 15(a) of this Form 10. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.




                                                    PricewaterhouseCoopers LLP

Houston, Texas
July 28, 2003

                          KRONOS, INC. AND SUBSIDIARIES

            SCHEDULE I-CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                            Condensed Balance Sheets

                           December 31, 2001 and 2002
                                 (In thousands)


                                                              2001         2002
                                                             --------- --------
                                   ASSETS
Current assets:
    Cash and cash equivalents ............................   $  9,648   $  3,564
    Receivable from affiliates ...........................      5,915        628
    Deferred income taxes ................................        671        647
                                                             --------   --------
                                                             --------   --------

        Total current assets .............................     16,234      4,839

Other assets:
    Notes receivable from affiliates .....................    503,967     88,054
    Investment in subsidiaries ...........................    100,850    272,320
    Deferred income taxes ................................      8,622      8,890
                                                             --------   --------

        Total other assets ...............................    613,439    369,264
                                                             --------   --------
                                                             --------   --------

                                                             $629,673   $374,103
                                                             ========   ========
                                                             ========   ========
                    LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:

    Accounts payable and accrued liabilities .............   $     14   $     16
    Payable to affiliates ................................      7,135        514
                                                             --------   --------

        Total current liabilities ........................      7,149        530
                                                             --------   --------
                                                             --------   --------

Noncurrent liabilities:
    Notes payable to affiliates ..........................    238,925     44,600
    Deferred income taxes ................................      5,060      5,283
                                                             --------   --------

        Total noncurrent liabilities .....................    243,985     49,883
                                                             --------   --------
                                                             --------   --------

Stockholder's equity .....................................    378,539    323,690
                                                             --------   --------
                                                             --------   --------

                                                             $629,673   $374,103
                                                             ========   ========

Contingencies (Note 5)

                          KRONOS, INC. AND SUBSIDIARIES

                         Condensed Statements of Income

                  Years ended December 31, 2000, 2001 and 2002
                                 (In thousands)


                                                2000        2001          2002
                                                -------- ------------ --------

Revenues and other (expense) income:
    Equity in income from continuing operations of
      subsidiaries .......................   $ 132,518    $ 148,267    $ 61,315
    Interest and dividends ...............         100           29         483
    Interest income from affiliates ......      31,374       35,601      23,776
    Other (expense) income, net ..........          (2)        --         3,555
                                             ---------    ---------    --------
                                             ---------    ---------    --------

                                               163,990      183,897      89,129
                                             ---------    ---------    --------
                                             ---------    ---------    --------
Costs and expenses:
    General and administrative ...........          32         (103)       (102)
    Intercompany interest and other ......      31,898       25,638      17,421
                                             ---------    ---------    --------
                                             ---------    ---------    --------

                                                31,930       25,535      17,319
                                             ---------    ---------    --------
                                             ---------    ---------    --------

        Income before income taxes .......     132,060      158,362      71,810

Income tax expense .......................       1,854        3,906       5,174
                                             ---------    ---------    --------
                                             ---------    ---------    --------

        Net income .......................   $ 130,206    $ 154,456    $ 66,636
                                             =========    =========    ========

                          KRONOS, INC. AND SUBSIDIARIES

                       Condensed Statements of Cash Flows

                  Years ended December 31, 2000, 2001 and 2002
                                 (In thousands)


                                                                       2000             2001             2002
                                                                  ---------------- ---------------- ----------------
                                                                  ---------------- ---------------- ----------------

Cash flows from operating activities:
    Net income                                                       $  130,206      $  154,456       $    66,636
    Equity in income of subsidiaries                                   (132,518)       (148,267)          (61,315)
    Distributions from subsidiaries                                      29,000          18,407            48,900
    Noncash interest income, net                                              -               -              (302)
    Deferred income taxes                                                  (935)         (3,147)              (21)
                                                                  ---------------- ---------------- ----------------

                                                                         25,753          21,449            53,898

    Change in assets and liabilities, net                                (2,541)          5,137            (4,490)
                                                                  ---------------- ---------------- ----------------
                                                                  ---------------- ---------------- ----------------

        Net cash provided by operating activities                        23,212          26,586            49,408
                                                                  ---------------- ---------------- ----------------
                                                                  ---------------- ---------------- ----------------

Cash flows from investing activities:
    Loans to affiliates:
        Loans                                                           (17,000)        (14,600)          (83,200)
        Collections                                                      94,250          30,313           295,182
    Investments in subsidiaries                                               -          (3,807)           (9,149)
                                                                  ---------------- ---------------- ----------------

        Net cash provided by investing activities                        77,250          11,906           202,833
                                                                  ---------------- ---------------- ----------------

                          KRONOS, INC. AND SUBSIDIARIES

                 Condensed Statements of Cash Flows (Continued)

                  Years ended December 31, 2000, 2001 and 2002
                                 (In thousands)


                                                                    2000       2001         2002
                                                                ----------- ----------- -----------

Cash flows from financing activities:
Dividends ...................................................   $ (55,000)   $(30,500)   $(111,000)
Loans from affiliates:
    Loans ...................................................        --         1,625       46,675
    Repayments ..............................................     (50,000)       --       (194,000)
                                                                ---------    --------    ---------

    Net cash used by financing activities ...................    (105,000)    (28,875)    (258,325)
                                                                ---------    --------    ---------
                                                                ---------    --------    ---------

Net change from operating, investing and financing activities      (4,538)      9,617       (6,084)
Balance at beginning of year ................................       4,569          31        9,648
                                                                ---------    --------    ---------
                                                                ---------    --------    ---------

Balance at end of year ......................................   $      31    $  9,648    $   3,564
                                                                =========    ========    =========

                          KRONOS, INC. AND SUBSIDIARIES

                    Notes to Condensed Financial Information


Note 1 - Basis of presentation:

     The accompanying financial statements of Kronos, Inc. reflect Kronos' investment in its majority-owned subsidiaries on the equity method. The
Consolidated Financial Statements of Kronos, Inc. (the "Company") and the related Notes to Consolidated Financial Statements are incorporated herein by reference.

Note 2 - Net receivable from (payable to) subsidiaries and affiliates:

                                                           December 31,
                                                     ---------------------------
                                                        2001             2002
                                                     ------------- -------------
                                                            (In thousands)

Current:
    Receivable from:

        KII ...................................       $   4,812        $   --
        Kronos (US), Inc. ("KUS") .............           1,103            --
        NL - income taxes .....................            --               628
                                                      ---------        --------

                                                      $   5,915        $    628
                                                      =========        ========
    Payable to:
        KUS ...................................       $  (2,259)       $   (511)
        NL - other ............................          (4,812)           --
        KLA ...................................            --                (3)
        NL - income taxes .....................             (64)           --
                                                      ---------        --------

                                                      $  (7,135)       $   (514)
                                                      =========        ========
Noncurrent:
    Receivable from:
        KUS ...................................       $  23,604        $ 43,454
        KII ...................................         480,363            --
        NL ....................................            --            44,600
                                                      ---------        --------

                                                      $ 503,967        $ 88,054
                                                      =========        ========
                                                      =========        ========

    Payable to:
                                                        (44,925)              $
        KII ...................................               $            --
        NL ....................................        (194,000)           --
        EMS ...................................            --           (44,600)
                                                      ---------        --------

                                                      $(238,925)       $(44,600)
                                                      =========        ========

     During 2002 the Company completed certain capital restructuring transactions whereby the Company distributed to NL certain affiliate notes receivable, net and the Company recorded a corresponding decrease in its investment in subsidiaries. See Note 3.

Note 3 - Investment in subsidiaries:

                                                            December 31,
                                                   ------------         ----------
                                                       2001               2002
                                                   ------------         ----------
                                                            (In thousands)

Investment in:
KLA ........................................         $ 139,449          $104,089
Kronos Canada, Inc. ("KC") .................            78,795            82,201
KII ........................................          (117,394)           76,164
EWI ........................................              --               9,866
                                                     ---------          --------

                                                     $ 100,850          $272,320
                                                     =========          ========

                                               Years ended December 31,
                                   ---------------------------------------------
                                      2000            2001                2002
                                   ------------- ----------------- -------------
                                                  (In thousands)

Equity in income from continuing operations of subsidiaries:
KLA ....................           $ 21,373           $ 14,578           $ 8,904
KC .....................             16,663              9,483            11,288
KII ....................             94,482            124,206            40,751
EWI ....................               --                 --                 372
                                   --------           --------           -------

                                   $132,518           $148,267           $61,315
                                   ========           ========           =======

Note 4 - Long-term debt:

     See Note 10 of the Consolidated Financial Statements for a description of the Notes. The Company's $194 million 11.75% First-Tier Senior Mirror Note payable to NL at December 31, 2001 was deemed repaid in accordance with the terms and conditions of the agreement and the agreement was canceled. See Note 11 of the Consolidated Financial Statements.

Note 5 - Contingencies:

     See Environmental, product liability and litigation matters in Note 19 to the Consolidated Financial Statements.

                          KRONOS, INC. AND SUBSIDIARIES

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                 (In thousands)


                           Description                              Balance at          Charges           Deductions
                                                                                       (credits)
                                                                     beginning       to costs and
                                                                      of year          expenses
                                                                 ------------------------------------ --------------------

Year ended December 31, 2000:
    Allowance for doubtful accounts and notes receivable         $         1,956   $            342   $           (67)(a)
                                                                 ================ =================== ====================

    Amortization of intangibles                                  $        22,095    $           113    $      (20,429)
                                                                 ================ =================== ====================

Year ended December 31, 2001:

    Allowance for doubtful accounts and notes receivable         $         2,103   $            485   $          (245)(a)
                                                                 ================ =================== ====================

                                                                                   $
    Amortization of intangibles                                  $            -                 -       $          -
                                                                 ================ =================== ====================

Year ended December 31, 2002:

    Allowance for doubtful accounts and notes receivable         $         2,239   $            481   $          (414)(a)
                                                                 ================ =================== ====================

    Amortization of intangibles                                  $            -    $            372     $          -
                                                                 ================ =================== ====================

                          KRONOS, INC. AND SUBSIDIARIES

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                 (In thousands)


                           Description                               Currency          Balance at
                                                                    translation
                                                                    adjustments        end of year
                                                                 ------------------ ------------------

Year ended December 31, 2000:
    Allowance for doubtful accounts and notes receivable         $           (128)  $         2,103
                                                                 ================== ==================


    Amortization of intangibles                                  $        (1,779)   $            -
                                                                 ================== ==================

Year ended December 31, 2001:

    Allowance for doubtful accounts and notes receivable         $           (104)  $         2,239
                                                                 ================== ==================


    Amortization of intangibles                                  $            -     $            -
                                                                 ================== ==================

Year ended December 31, 2002:

    Allowance for doubtful accounts and notes receivable         $            299   $         2,605
                                                                 ================== ==================


    Amortization of intangibles                                  $            -     $            372
                                                                 ================== ==================



(a) Amounts written off, less recoveries.

Certain information has been omitted because it is included in the Notes to the Consolidated Financial Statements.